                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated this 8th day of December, 2000, between Reliable Acquisition Corp., a New York corporation having its executive offices at 1942 Williamsbridge Road, Bronx, New York 10461 (the "Company"), and Nasir Ghesani, whose principal residence is 92-29 Queens Boulevard, Apt. 17H, Rego Park, New York 11374 ("Employee").

         The Company desires to employ the Employee as the President of the Company, on the terms and conditions set forth herein, and the Employee desires to accept such employment.

         In consideration of the undertakings set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

         1. GENERAL AGREEMENT FOR SERVICES. The Company employs the Employee and the Employee accepts employment as President of the Company upon the terms and conditions of this Agreement.

         2. EMPLOYMENT PERIOD. The Employee shall commence employment on the date hereof. Subject to any provisions of this Agreement governing extension or early termination of this Agreement, the initial term of employment shall terminate on December 31, 2002 (the "Initial Term"). Unless either the Company or the Employee gives notice of non-renewal, in writing, to the other party at least ninety (90) days prior to the end of the Initial Term, or any extension thereof, this Agreement shall automatically renew for additional one (1) year periods.

         3. DUTIES.

                  (a) The Employee shall devote his business time, attention, and energies to the business of the Company, as its President, on a full-time basis, as designated by the Board of Directors of the Company, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his assets in such manner as will not require him to expend any significant time or effort in regard thereto or to perform any services in the operation of the affairs of the entity in which such investments are made which will, in any way, impair his ability to meet properly his obligations hereunder.

                  (b) The Employee shall serve the Company faithfully, diligently and in good faith.

                  (c) The Employee shall perform such services as are typically performed by like executives, along with such other services as may be required of him by the Company, and commensurate with his position as President, specifically, assisting with strategic decisions for the business of the Company and 9278 Communications, Inc., the parent corporation of the Company ("9278"). The Employee shall be the senior management person in charge of

                                                                    Exhibit 10.1

operation of the Company, subject only to the direction and supervision of the Chief Executive Officer and Board of Directors of 9278 and the Board of Directors of the Company.

         4. COMPENSATION. As and for full and complete compensation to the Employee for the services the Employee agrees to render pursuant hereto, the Company agrees to pay to the Employee and the Employee agrees to accept the following:

                  (a) The Company shall pay the Employee a base annual salary of $150,000 during the first year of the Initial Term (the "Base Salary"). The Company shall award the Employee annual raises, the amount of which shall be determined by the Company's Board of Directors in its discretion. Base Salary shall be payable not less often than bi-weekly.

                  (b) The Company shall pay to Employee a cash bonus equal to fifteen (15%) percent of the "Net Profits" generated by the Company. For the purposes of this Agreement, Net Profits shall be defined as the net income of the Company, prior to the deduction of taxes, but after the deduction of all expenses, including without limitation, interest, depreciation and amortization, which are directly incurred by the Company; provided, however, that there shall be no capital expenditures by the Company in excess of $50,000 per year, without the prior approval of the Employee.

                  (c) In addition, the Company may award the Employee an annual discretionary bonus, the amount of which shall be determined by the Company's Board of Directors in its sole discretion.

                  (d) All compensation paid to the Employee shall be subject to withholding and deductions to the extent required by applicable law.

                  (e) In addition to the compensation payable to the Employee, which is listed above, the Employee will be entitled to the following benefits unless otherwise altered by the Board of Directors with respect to all executives of 9278:

                           (i) Hospitalization, disability, life and health insurance, each to the extent offered by 9278 and in amounts consistent with 9278 policy, for all key management employees, as reasonably determined by its Board of Directors; and

                           (ii) Three (3) weeks paid vacation per year during the Initial Term, increasing to four
                                    (4) weeks paid vacation during each
                                    subsequent year if the Initial Term is
                                    extended as set forth in Section 2 above, consistent with 9278 policy for all executive employees and provided that unused vacation time shall not be carried over to subsequent years. The Employee shall also be entitled to all paid holidays given by 9278 to its employees, which shall include, at a minimum, Christmas Day, New Years Day, Labor Day, Memorial Day, and Independence Day.

                                                                    Exhibit 10.1

                           (iii) Participation in 9278's stock option plan and any other executive benefit plans, as reasonably determined by the Board of Directors of 9278 in its sole discretion.

                  (f) During the Initial Term, and any extensions thereof, the Employee shall be entitled to reimbursement of up to $1,000 per month, payable on the last day of each month, throughout the Initial Term and any extensions thereof, for all documented lease payments, gasoline, maintenance, insurance and other costs and expenses for an automobile incurred in connection with the performance of the Employee's duties pursuant to this Agreement.

                  (g) During the Initial Term, and any extensions thereof, the Employee shall be entitled to be reimbursed for all documented costs incurred in connection with cell phones used by the Employee when carrying out the Employee's duties pursuant to this Agreement, in the same manner as the highest ranking executive officer of 9278.

                  (h) During the Initial Term, and any extensions thereof, the Employee shall be entitled to reimbursement for all documented, reasonable travel, entertainment and other out-of-pocket expenses necessarily incurred in the performance of the Employee's duties pursuant to this Agreement, in the same manner as the highest ranking executive officer of 9278.

         5. RESTRICTIONS.

                  (a) Restrictive Covenant.

                      (i) Except as otherwise set forth in Section 6(d) hereof, the Employee agrees that the Employee will not, directly or indirectly, within the United States of America, except for the benefit of the Company and 9278, for a period beginning on the date hereof and ending two (2) years after the end of the period during which the Employee receives any compensation pursuant to this Agreement:

                          A) become an officer, director, stockholder, partner,
associate, employee, owner, agent, creditor, independent contractor, co-venturer or otherwise (except for up to a five (5%) percent interest in a company whose shares are publicly traded), or be interested in or associated with any other corporation, firm or business engaged in the same or any similar business competitive with the Company's or 9278's business; or

                          B) solicit, cause, or authorize, directly or
indirectly, to be solicited from persons who were customers of the Company or 9278, or an affiliate of either of them, at any time within one (1) year prior to the date hereof, business similar to the business transacted by the Company or 9278, or any of their affiliates; or

                          C) solicit, entice, persuade or induce, directly or
indirectly, any employee of the Company or 9278, or any affiliate thereof, or any other person, who was at any time, within one (1) year prior to the date thereof, then under contract with or rendering services to the Company or 9278, or any affiliate thereof, to terminate his or her employment, or contractual relationship with, the Company or 9278, or any affiliate thereof, or to refrain from



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

                                                                    Exhibit 10.1

extending or renewing the same (upon the same or new terms) or to refrain from rendering services to the Company or 9278, or any affiliate thereof, or to become employed by or to enter into contractual relations with persons other than the Company or 9278, or any affiliate thereof.

                      (ii) The Company and 9278 shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to apply for an injunction, enjoining or restraining the Employee from any violation or threatened violation of this Section 5(a).

                      (iii) The Employee acknowledges that the foregoing is reasonable in scope, necessary for the success of the business of the Company and forms an essential part of the consideration for which the Company is willing to enter into this Agreement. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provision hereof, and in its reduced form this Section 5(a) shall be enforceable in the manner contemplated hereby.

                  (b) Confidentiality. Except as otherwise set forth in Section 6(d) hereof, the Employee acknowledges that during the Employee's employment, pursuant to this Agreement, the Employee will be receiving Confidential Information (as defined hereunder) relating to the business of the Company and 9278, and agrees not to, at any time hereafter, divulge to any third party, or use for the Employee's own benefit, or for the benefit of any third party, any knowledge or information concerning the business, accounts or finances of the Company or 9278, or concerning any of the materials, drawings, sketches, secrets, dealings, transactions, techniques, products, reports, developments or affairs of the Company or 9278. Confidential Information shall not include any information: (i) that was available to the Employee on a non-confidential basis prior or to contemporaneously with its disclosure by the Company or 9278; or
(ii) that becomes generally available to the public after its disclosure to the Employee by the Company or 9278, other than as a result of a disclosure by the Employee; or (iii) that becomes available to the Employee from a source other than the Company or 9278 after its disclosure to the Employee; provided, however, that such source is not prohibited from so disclosing such information by a contractual, legal or fiduciary obligation.

                      (i) In the event that Employee becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Employee will use best efforts to provide the Company or 9278, as applicable, with prompt written notice so that such party may seek a protective order, or other appropriate remedy, and/or waive compliance with the provisions of this Section 5(b). In the event that such protective order or other remedy is not obtained, or that the disclosing party does not waive compliance with the provisions of this Section 5(b), the Employee will furnish only that portion of the Confidential Information which is legally required and the compelled party will exercise its, his or her, as the case may be, best efforts to obtain reliable assurances that confidential treatment will be accorded to the Confidential Information.

                                                                    Exhibit 10.1

                           (ii) The Company and 9278 shall be entitled, in
addition to any other right and
remedy it may have, at law or in equity, to apply for an injunction, enjoining or restraining the Employee from any violation or threatened violation of this
Section 5(b).

                           (iii) The parties hereto acknowledge that the
foregoing is reasonable in scope,
necessary for the success of the Company's and 9278's business and forms an essential part of the consideration for which the Company is willing to enter into this Agreement. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provision hereof, and in its reduced form this Section 5(b) shall be enforceable in the manner contemplated hereby.

                  (c) Work Product. The Employee agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its affiliates' actual business or product lines, or any business or product lines which the Company (or any of its affiliates) has taken significant action to pursue, and which are conceived, developed or made by the Employee while employed by the Company (any of the foregoing, hereinafter "Work Product"), belong to the Company. The Employee will promptly disclose all such Work Product to the Board of Directors of the Company and perform all actions reasonably requested by the Board of Directors (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         6. TERMINATION.

                  (a) Death. In the event that the Employee shall die during the term of this Agreement, then, notwithstanding any other provisions hereof, the Employee's employment hereunder shall terminate forthwith.

                  (b) Disability. If the Employee shall become incapacitated during the term of this Agreement to such an extent that he shall be unable to perform the essential functions of his duties hereunder, and such incapacity shall continue for at least six consecutive weeks or for at least ninety (90) days in any twelve (12) month period, the Company may, at or at any time thereafter, and during the continuance of such incapacity, give notice to the Employee of the termination of his employment hereunder on a date stated in such notice, and, in such event, the Employee's employment hereunder shall terminate on such date. Irrespective of the foregoing, the Employee also may be terminated by the Company at such time as the Employee becomes unable to perform the essential functions of his duties hereunder by reason of disability, as defined in the Employer's disability insurance coverage, if any, if he is then entitled to disability payments under such coverage.

                  (c) For Cause. If, during the term of this Agreement, the employment of the Employee by the Company should terminate by reason of the Employee's voluntary action without "Good Reason", as defined in Section 7(c) below, or by the Company for "Cause", then

                                                                    Exhibit 10.1

the Company's obligations for payment or delivery of compensation and other entitlements under this Agreement with respect to any future period shall thereupon terminate. Written notice of termination for Cause shall be given by the Company to the Employee and shall be effective upon receipt. For purposes of this Agreement, Cause shall be defined as: (i) the Employee's (A) willful refusal to carry out specific lawful directions of the Board of Directors of the Company or 9278, or of the Chief Executive Officer of 9278, which directions are of a material nature and are consistent with the provisions of this Agreement and the Employee's position with the Company, or (B) refusal or failure to perform a material part of the Employee's duties hereunder consistent with the Employee's position with the Company, which refusal or failure in either case under clause (A) or (B) is not remedied within fifteen (15) days after receipt of written notice thereof to the Employee, (ii) the Employee's commission of an act of fraud, misappropriation or dishonesty to the Company or any of its affiliates, or falsification of a written document delivered to the Company or any of its affiliates or on the Company's or such affiliate's behalf, (iii) the Employee's commission of a crime involving an act of moral turpitude including, without limitation, fraud, larceny, embezzlement, conversion or misappropriation of funds, with respect to which, in the reasonable judgment of the Company, the Employee is likely to be incarcerated or as result of which the Company, in its reasonable judgement, determines it would be inappropriate for the Employee to continue as an employee of the Company, or (iv) the Employee's material breach of the restrictions set forth in Section 5 hereof.

         (d) Default in Payment of Merger Consideration. This Agreement is being entered into in connection with an Agreement and Plan of Merger, by and among Reliable Networks, Inc., the Employee, the Company and 9278, dated as of the date hereof (the "Merger Agreement"). Undefined capitalized terms which appear in this Section 6 shall have the definitions ascribed to them in the Merger Agreement. As part of the Merger Consideration, the Company issued three (3) promissory notes to the Employee upon Closing which are referred to in the Merger Agreement as the Deferred Cash Payment, $100,000 Note and the $500,000 Note. In the event that payment in full of the principal and any accrued interest of the Deferred Cash Payment, the $100,000 Note or the $500,000 Note has not been received by the Employee on or prior to their respective Maturity Dates, or the payment of any Excess has not been made by 9278 when due, then the Employee may at any time thereafter, until such payment is received, in addition to any other rights the Employee may have, give a thirty (30) day written notice to cure to 9278 (the "Cure Period"). If 9278 does not cure such payment default within the Cure Period, by paying all of the outstanding principal and accrued interest then due, or the Excess, if any, then the Employee shall have the option to give written notice of termination of this Agreement to the Company and 9278, as per Section 11.08 of the Merger Agreement. Upon receipt of such notice by the Company and 9278, the Company and the Employee shall have no further obligation under this Agreement, other then (i) the Company's and 9278's obligations regarding compensation after termination, as set forth in Section 7(a) hereof; (ii) the restrictions on the Employee, set forth in Section 5(a) hereof, which shall continue for one hundred twenty (120) days after the date of termination; (iii) the restrictions on the Employee, set forth in Section 5(b) hereof, regarding Confidential Information of the Company, which shall continue for one hundred twenty (120) days after the date of termination; and (iv) the restrictions on the Employee, set forth in Section 5(b) hereof, regarding Confidential Information of 9278.

                                                                    Exhibit 10.1

         7. COMPENSATION AFTER TERMINATION.

                  (a) If the Initial Term, or any extension thereof, is terminated (i) by the Company due to the death, incapacity or disability of the Employee, pursuant to Section 6(b) hereof, or (ii) by expiration of the Initial Term or any extension thereof, or (iii) by the Employee pursuant to Section 6(d) hereof, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary, cash bonus and reimbursement of expenses accrued through the date of termination or expiration, if any).

                  (b) If the Initial Term, or any extension thereof, is terminated (i) by the Company for "Cause", pursuant to Section 6(c) hereof, or
(ii) by Employee without "Good Reason", as defined in Section 7(c) hereunder, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary, cash bonus and reimbursement of expenses accrued through the date of termination or expiration, if any) and the Company and Employee shall continue to have all other rights available hereunder and pursuant to Section 10.02 of the Merger Agreement.

                  (c) If the Initial Term, or any extension thereof, is terminated by the Company without "Cause", Employee shall be entitled to receive as severance pay (in addition to the payment of Base Salary, cash bonus and reimbursement of expenses through the date of termination, if any) an amount equal to the Employee's Base Salary for the remainder of the Initial Term, such amount to be payable in regular installments in accordance with the Company's general payroll practices for salaried employees. The Company shall have no other obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date, and the Company shall continue to have all other rights available hereunder. The Employee shall have no duty to mitigate with respect to the continuing payments set forth in this
Section 7(c); provided, however, that the amount of the payments required to be made by the Company hereunder payments shall be reduced by the amount of any other income received by the Employee from employment or an active business activity during the required payment periods.

                  (d) The Initial Term, or any extension thereof, may be terminated by the Employee for "Good Reason", by giving fifteen (15) days prior written notice to the Company. Upon receipt of such fifteen (15) days notice, the Company shall have fifteen (15) days in which to cure by addressing and resolving Employee's Good Reason. If the Company does not cure within such cure period, then this Agreement shall terminate. If this Agreement is terminated by the Employee for "Good Reason," the Employee shall be entitled to receive as severance pay (in addition to the payment of Base Salary, cash bonus and reimbursement of expenses through the date of termination, if any) an amount equal to the Employee's Base Salary for the remainder of the Initial Term, such amount to be payable in regular installments in accordance with the Company's general payroll practices for salaried employees. The Company shall have no other obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date, and the Company shall continue to have all other rights available hereunder. The Employee shall have no duty to mitigate with respect to the continuing payments

                                                                    Exhibit 10.1

set forth in this Section 7(d); provided, however, that amount of the payments required to be made by the Company hereunder shall be reduced by the amount of any other income received by the Employee from employment or an active business activity during the required payment periods. For the purposes of this Agreement "Good Reason" shall be defined as, without the Employee's express written consent, (i) the assignment to the Employee by the Company of any duties materially inconsistent with the Employee's position, responsibilities and status with the Company pursuant to this Agreement, or (ii) a material change in the Employee's reporting responsibilities, title or offices, or (iii) any removal of the Employee from or failure to re-elect the Employee to any such positions, or (iv) a reduction in the Employee's Base Salary, as set forth in
Section 4(a) of this Agreement, or (v) a material breach of the Company's obligations undertaken pursuant to this Agreement.

         8. REPRESENTATIONS OF THE EMPLOYEE. The Employee represents and warrants to the Company that neither the execution and delivery of this Agreement by the Employee, the employment by the Company of the Employee nor the performance of the activities to be conducted by the Employee as contemplated hereby will be in violation or contradict with the provisions of any agreement or other instrument or restriction, or any judgment, order or decree to which the Employee is a party or which is binding upon the Employee.

         9. MISCELLANEOUS PROVISIONS.

                  (a) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the employment of the Employee by the Company and supersedes all prior agreements, arrangements and understandings between the parties with respect thereto.

                  (b) Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by an instrument executed by the party to be charged, or in the case of a waiver, by the party waiving compliance.

                  (c) Waiver. The failure of either party at any time or times to require performance of any provision of this Agreement in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

                  (d) Notices. All notices, demands, consents, waivers and other communications ("Communications") required to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of actual receipt, one business day after being sent by telegram or telecopier (with confirmation of delivery) or three business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party may hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

                                                                    Exhibit 10.1

                  (e) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

                  (f) Attorneys' Fees and Disbursements. In the event that either party takes legal action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses incurred in connection therewith.

                  (g) Assignability. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations hereunder, to a successor by merger or to a purchaser of substantially all of its assets, and such rights and obligations shall inure to, and be binding upon, any such successor.

                  (h) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.

                  (i) Invalidity. The invalidity of any part of this Agreement is not intended to render invalid the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision is intended to be interpreted to be only so broad as is enforceable.

                  (j) Guarantee by 9278. All of the Company's obligations to the Employee pursuant to this Agreement shall be guaranteed by 9278.

         10. ARBITRATION. In the event of any difference of opinion or dispute between the Employee and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the parties, then such dispute shall be submitted to and determined by arbitration by a single arbitrator in the City of New York, New York, in accordance with the rules then in effect of the Commercial Arbitration Panel of the American Arbitration Association (the "AAA"), and judgment upon the award shall be final, binding and conclusive upon the parties and may be entered by the highest court, state or federal, having jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrator. The provisions of this paragraph shall not be construed to limit the Company's right to seek injunctive relief pursuant to paragraph 5 (d) of the Agreement.

                                                                    Exhibit 10.1

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                       RELIABLE ACQUISITION CORP.


                                       By: /s/ Sajid Kapadia
                                           -------------------------------------
                                               Name: Sajid Kapadia,
                                               Title: President



                                       9278 COMMUNICATIONS, INC.


                                       By: /s/ Sajid Kapadia
                                           -------------------------------------
                                                Name: Sajid Kapadia
                                                Title: Chief Executive Officer




                                        /s/ Nasir Ghesani
                                        ----------------------------------------
                                              Nasir Ghesani